UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2007

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2007, AMERIGROUP Corporation (the "Corporation") and its wholly-owned subsidiary, PHP Holdings, Inc. ("PHP"), entered into the Fourth Amendment (the "Amendment") to its secured Credit and Guaranty Agreement dated as of March 26, 2007 by and among the Corporation, PHP, Goldman Sachs Credit Partners L.P. ("Goldman") and Wachovia Capital Markets, LLC as joint lead arrangers and bookrunners, Goldman as syndication agent, Wachovia Bank, National Association as administrative agent and collateral agent, and various lenders (as amended, the "Credit Agreement"). The Amendment raises the letter of credit sub-limit from $25 million to $50 million thereby allowing the Corporation to request the issuance of letters of credit in an aggregate principal amount of up to $50 million pursuant to the Credit Agreement.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Amendment. The above description is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

December 3, 2007	By:	James W. Truess

Name: James W. Truess
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to the Credit and Guaranty Agreement dated as of March 26, 2007